SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated April 7, 2011, entitled-Proteonomix, Inc. (PROT) Files New Patent Application for a New Technology to Focus on Mobilization of Bone Marrow Stem Cells and Begins to Prepare for a Clinical Trial Based on the Patent Application

The press release is in its entirety below:

Proteonomix, Inc. (PROT) Files New Patent Application for a New Technology to Focus on Mobilization of Bone Marrow Stem Cells and Begins to Prepare for a Clinical Trial Based on the Patent Application

MOUNTAINSIDE, NJ--(Marketwire - April 7, 2011) - PROTEONOMIX, INC. (OTCBB: PROT), a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives, announced today that it has filed a provisional patent application in anticipation of commencement of its initial clinical trial of a drug combination thought to extend life expectancy for a class of terminally ill patients awaiting liver transplants.

Based upon our previously announced exclusive license agreement to develop Mobilization of Bone Marrow Stem Cells Technology (UMK-121), the Company has filed a patent application covering mobilization of non-hematopoietic stem cells for applications in regenerative medicine.

Planning for the first clinical trial has been initiated and we expect to commence the trial in 2011. If successful, such a trial will be a critical step toward proving the efficacy of the technology upon which the application was filed and key to further development of the company's portfolio of stem cell treatments.

Ian McNiece, Chief Scientific Officer of Proteonomix, noted, "The filing of this patent application strengthens the intellectual portfolio of the company and paves the way forward for initiation of phase I trials of this technology. We believe this mobilization technology has extensive potential to facilitate cellular repair in a number of diseases and will be key focus for Proteonomix moving forward."

Michael Cohen, Proteonomix, Inc. CEO, stated: "We are methodically developing this new technology. Our initial targeted patients for this new therapy will be those who are suffering from End Stage Liver Disease ("ESLD"). We are currently seeking to partner with a medical facility to assist us with the future growth of this technology."

About Proteonomix, Inc.:

About Proteonomix, Inc.:

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. The Proteonomix Family of companies includes Proteoderm, StromaCel, National Stem Cell, PRTMI, The Sperm Bank of New York and THOR Biopharma. Proteoderm, Inc. is a wholly owned subsidiary that has developed an anti-aging line of skin care products. StromaCel, Inc. develops therapeutic modalities for the treatment of Cardiovascular Disease (CVD). National Stem Cell, Inc. is Proteonomix's operating subsidiary. The Sperm Bank of New York, Inc. is a fully operational tissue bank. Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: April 7, 2011

By: /s/Michael Cohen

Name:  Michael Cohen

Chief Executive Officer